                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported)   July 1, 1996
                                                      --------------------



                          NATIONAL MEDIA CORPORATION
     ---------------------------------------------------------------------
               (Exact name of registrant as specified in charter)



           Delaware                     I-6715                  13-2658741
     ---------------------     -----------------------   ---------------------
     (State or other juris-    (Commission File Number)  (IRS Employer Identi-
     diction of incorporation)                           fication No.)


1700 Walnut Street, Philadelphia, PA                                 19103
- ------------------------------------                              ----------
(Address of principle executive offices)                          (Zip Code)


Registrant's telephone number, including area code    215-772-5000
                                                   ------------------


                                      N/A
   ------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)

                      ____________________________________


                       Exhibit Index appears on Page 41

Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

         On July 1, 1996, pursuant to the terms of that certain Acquisition Agreement, dated as of May 29, 1996, by and among National Media Corporation (the "Company"), Paul Meier, Susan Barnes and Prestige Marketing Holdings Limited (the "Prestige Acquisition Agreement"), the Company acquired Prestige Marketing Limited and Prestige
         Marketing International Limited (collectively, "Prestige"). On July 2, 1996, pursuant to the terms of that certain Acquisition Agreement, dated as of May 30, 1996, by and among the Company, Paul Meier, Susan Barnes, Alan Meier and Tancot Pty Limited (the "Suzanne Paul Acquisition Agreement"), the Company acquired Suzanne Paul Holdings Pty Limited and its operating subsidiaries (collectively, "Suzanne Paul"). The acquisitions of Prestige and Suzanne Paul are collectively referred to as the "Acquisitions."

         Pursuant to the terms of the Prestige Acquisition Agreement, the shareholders of Prestige received an aggregate of approximately $4.2 million in cash and 706,651 shares of the Company's Common Stock. Pursuant to the terms of the Suzanne Paul Acquisition Agreement, the shareholders of Suzanne Paul received an aggregate of 81,228 shares of the Company's Common Stock and a $2.8 million note payable by the Company which matures on December 5, 1996. The Company also satisfied a dividend payable to the former shareholders of Suzanne Paul in an approximate amount of $4.6 million, which was funded by the Company with borrowings under the Company's revolving credit facility.

         Upon consummation of the Acquisitions, each of Paul Meier, Susan Barnes and Alan Meier, former principals of Prestige and Suzanne Paul, entered into five (5) year employment agreements (the "Employment Agreements").

         The Employment Agreements provide that (i) Paul Meier shall be engaged as, and hold the positions of, Chief Executive Officer of Prestige, shall also serve as Chief Executive Officer of Suzanne Paul and shall serve as Executive Vice President of the Company; (ii) Susan Barnes shall be engaged as, and hold the positions of, Vice President of Prestige and Suzanne Paul; and (iii) Alan Meier shall be engaged as, and hold the positions of, Vice President of Prestige and Suzanne Paul. The Employment Agreements provide for annual base salaries of NZ$327,797, NZ$218,531 and AUS$191,131 for each of Paul Meier, Susan Barnes and Alan Meier, respectively, and provide that each of such officers may participate in, and be eligible for bonuses pursuant to, the Company's Management Incentive Plan and shall be entitled to participate in all other benefit programs generally available to officers of the Company and its subsidiaries. In addition, pursuant to the Employment Agreements, each of Paul Meier, Susan Barnes and Alan Meier are provided with an automobile allowance.

         Copies of the Prestige Acquisition Agreement, the Suzanne Paul Acquisition Agreement and the Employment Agreements of each of Paul Meier, Susan Barnes and Alan Meier are attached hereto as Exhibits 2.1, 2.2, 99.1, 99.2 and 99.3, respectively.

         A copy of the press release announcing the consummation of the Acquisitions is attached hereto as Exhibit 99.4.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
        ------------------------------------------------------------------
        (a) Financial Statements of Businesses Acquired.
            -------------------------------------------
PRESTIGE MARKETING LIMITED FINANCIAL STATEMENTS

  Company Directory as at March 31, 1996.......................................  4
  Directors' Report for the year ended March 31, 1996..........................  5
  Auditor's Report.............................................................  6
  Statement of Financial Position as at March 31, 1996 and 1995................  7
  Statement of Movements in Equity for the years ended March 31, 1996 and
   1995........................................................................  8
  Statement of Financial Performance for the years ended March 31, 1996 and 1995....................................................................  9
  Statement of Cash Flows for the years ended March 31, 1996 and 1995.......... 10
  Notes to the Financial Statements............................................ 11

PRESTIGE MARKETING INTERNATIONAL LIMITED FINANCIAL STATEMENTS

  Company Directory as at March 31, 1996....................................... 16
  Directors' Report for the year ended March 31, 1996.......................... 17
  Auditor's Report............................................................. 18
  Statement of Financial Position as at March 31, 1996 and 1995................ 19
  Statement of Movements in Equity for the years ended March 31, 1996 and
   1995........................................................................ 20
  Statement of Financial Performance for the years ended March 31, 1996 and 1995.................................................................... 21
  Statement of Cash Flows for the years ended March 31, 1996 and 1995.......... 22
  Notes to the Financial Statements............................................ 23

SUZANNE PAUL HOLDINGS PTY LIMITED GROUP SPECIAL PURPOSE COMBINED
 FINANCIAL STATEMENTS

  Report of Independent Auditors............................................... 26
  Combined Balance Sheets as of March 31, 1996 and June 30, 1995............... 27
  Combined Statements of Operations for the nine months ended March 31,
   1996 and year ended June 30, 1995........................................... 28
  Combined Statements of Shareholders' Equity for the nine months ended
   March 31, 1996 and year ended June 30, 1995................................. 29
  Combined Statements of Cash Flows for the nine months ended March 31,
   1996 and year ended June 30, 1995........................................... 30
  Notes to the Combined Financial Statements................................... 31


                           PRESTIGE MARKETING LIMITED

                               COMPANY DIRECTORY
                              AS AT 31 MARCH 1996

 NATURE OF BUSINESS Direct Response TV Marketing
 REGISTERED OFFICE  531 Great South Road
                    Penrose
                    AUCKLAND
 DIRECTORS          P E Meier
                    S Barnes
 SECRETARY          P E Meier
 AUDITORS           Ernst & Young
                    AUCKLAND
 BANKERS            ASB Bank
                    Commercial Division
                    AUCKLAND
 SOLICITORS         Shanahan & Co.
                    AUCKLAND
 BUSINESS LOCATION  AUCKLAND
 SHAREHOLDERS       P E Meier                           1 ordinary
                    Prestige Marketing Holdings Ltd    99 ordinary
                                                      ------------
                                                      100 ordinary
                                                      ============

                           PRESTIGE MARKETING LIMITED

                               DIRECTORS' REPORT
                        FOR THE YEAR ENDED 31 MARCH 1996

                                                              $NZ
                                                          -----------
Operating surplus for the year                            $ 3,789,006
Retained earnings at 1 April 1995                           2,293,352
                                                          -----------
Leaving available for appropriation                         6,082,358
Proposed dividend                                                  --
                                                          -----------
Leaving retained earnings at 31 March 1996 of               6,082,358
                                                          -----------
The directors recommend that no dividend be paid.
It is not proposed to make any transfer to reserves.
The state of the company's affairs at 31 March 1996 was:
Assets totalled                                             9,747,385
                                                          -----------
These were financed by
Shareholders funds of                                       6,082,458
Liabilities of                                              3,664,927
                                                          -----------
                                                          $ 9,747,385
                                                          ===========

The company is in the business of direct response TV marketing. The nature of the company's business has not changed during the year under review.

As required by section 199T of the Companies Act 1955 we disclose the following information:

Directors' interests: There were no transactions entered into between the di-rectors and the company.

Use of company information: The Board received no notices during the year from directors requesting to use company information received in their capacity as directors which would not have been otherwise available to them.

Share Dealing: No director acquired or disposed of any interest in shares in the company during the year.

Remuneration and other benefits: Directors remuneration paid during the year or due and payable is as follows:

                  $NZ
           -----------------
             1996     1995
           -------- --------
P E Meier  $471,268 $643,768
S Barnes    370,380  532,980

For and on behalf of the Board

        Paul E. Meier /s/
- ----------------------------  Director       24-5-96            Date

         Susan Barnes /s/
- ----------------------------  Director       24-5-96            Date

                                AUDITOR'S REPORT

To the Shareholders of Prestige Marketing Limited

We have audited the financial statements on pages 7 to 10. The financial statements provide information about the past financial performance of the com-pany and its financial position as at 31 March 1995 and 31 March 1996. This in-formation is stated in accordance with the accounting policies set out on pages 11 and 12.

Directors' Responsibilities
The directors are responsible for the preparation of financial statements which comply with generally accepted accounting practice and give a true and fair view of the financial position of the company as at 31 March 1995 and 31 March 1996 and of the results of its operations and cash flows for the years ended on those dates.

Auditor's Responsibilities
It is our responsibility to express an independent opinion on the financial statements presented by the directors and report our opinion to you.

Basis of Opinion
An audit includes examining, on a test basis, evidence relevant to the amounts and disclosures in the financial statements. It also includes assessing:

 . the significant estimates and judgements made by the directors in the prepa-ration of the financial statements; and

 . whether the accounting policies are appropriate to the company's circum-stances, consistently applied and adequately disclosed.

We conducted our audit in accordance with generally accepted auditing standards in New Zealand. We planned and performed our audit so as to obtain all the in-formation and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial state-ments are free from material misstatements, whether caused by fraud or error. In forming our opinion we also evaluated the overall adequacy of the presenta-tion of information in the financial statements.

Other than in our capacity as auditor we have no relationship with, or interest in, the company.

Unqualified Opinions
We have obtained all the information and explanations we have required.

In our opinion:

 . proper accounting records have been kept by the company so far as appears from our examination of those records; and

 .  the financial statements on pages 7 to 10:

  --comply with generally accepted accounting practice; and

  --give a true and fair view of the financial position of the company as at 31 March 1995 and 31 March 1996 and the results of its operations and cash flows for the years ended on those dates.

Our audit was completed on 24 May 1996 and our unqualified opinions are ex-pressed as at that date.

                                        Ernst & Young

Auckland, New Zealand

                           PRESTIGE MARKETING LIMITED

                        STATEMENT OF FINANCIAL POSITION

                              AS AT 31 MARCH 1996

                                           $NZ
                                --------------------------
                                NOTE    1996       1995
                                ---- ---------- ----------
CURRENT ASSETS
Cash on hand                                663        791
Bank                                    873,243    387,361
Accounts receivable--trade            3,328,972  2,198,697
Prepayments                              68,354     23,350
Intercompany receivables         10   1,248,968    522,753
Inventories                       2   3,064,325  1,507,941
                                     ---------- ----------
                                      8,584,525  4,640,893
Goodwill                                 27,542         --
Fixed Assets                      3   1,135,318    544,940
                                     ---------- ----------
TOTAL ASSETS                         $9,747,385 $5,185,833
                                     ========== ==========
CURRENT LIABILITIES
Accounts payable--trade               1,001,114  1,100,865
Accruals                                618,520    351,554
Revenue in advance                       46,722     25,722
Intercompany payables            10     344,535     43,890
GST payable                             206,940     93,201
Provision for taxation                  835,168    398,978
Shareholders' current accounts    5     611,928    878,171
                                     ---------- ----------
                                      3,664,927  2,892,381
SHAREHOLDERS EQUITY
Issued capital                    6         100        100
Retained earnings                     6,082,358  2,293,352
                                     ---------- ----------
                                      6,082,458  2,293,452
                                     ---------- ----------
TOTAL FUNDS EMPLOYED                 $9,747,385 $5,185,833
                                     ========== ==========

For and on behalf of the Board

         Paul E. Meier /s/          Director

         Susan Barnes  /s/          Director

             24-5-96             Date             24-5-96               Date

        The accompanying notes form part of these financial statements.

                           PRESTIGE MARKETING LIMITED

                        STATEMENT OF MOVEMENTS IN EQUITY

                        FOR THE YEAR ENDED 31 MARCH 1996

                                       $NZ
                              ---------------------
                                 1996       1995
                              ---------- ----------
Equity at 1 April              2,293,452    865,003
Operating surplus for period   3,789,006  1,428,449
                              ---------- ----------
Equity at 31 March            $6,082,458 $2,293,452
                              ========== ==========

        The accompanying notes form part of these financial statements.

                           PRESTIGE MARKETING LIMITED

                       STATEMENT OF FINANCIAL PERFORMANCE

                        FOR THE YEAR ENDED 31 MARCH 1996

                                               $NZ
                                   ----------------------------
                                   NOTE    1996        1995
                                   ---- ----------- -----------
Operating Revenue                    7   25,556,214  17,698,686
Cost of sales                             8,095,966   7,616,938
                                        ----------- -----------
Gross profit                             17,460,248  10,081,748
Expenses                             8   11,550,196   7,648,974
                                        ----------- -----------
Operating surplus before taxation         5,910,052   2,432,774
Taxation expense                     4    2,121,046   1,004,325
                                        ----------- -----------
Net surplus after taxation              $ 3,789,006 $ 1,428,449
                                        =========== ===========

        The accompanying notes form part of these financial statements.

                           PRESTIGE MARKETING LIMITED

                            STATEMENT OF CASH FLOWS

                        FOR THE YEAR ENDED 31 MARCH 1996

                                                        $NZ
                                            -----------------------------
                                            NOTE    1996         1995
                                            ---- -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Cash was provided from:
 Receipts from customers                          21,136,644   15,364,864
 Interest received                                    63,271       34,439
                                                 -----------  -----------
                                                  21,199,915   15,399,303
                                                 -----------  -----------
Cash was disbursed to:
 Payments to suppliers and employees              16,464,983   13,185,073
 Income tax paid                                   1,684,856      633,825
 Interest paid                                        49,742          862
                                                 -----------  -----------
                                                  18,199,581   13,819,760
                                                 -----------  -----------
Net cash inflow from operating activities    12    3,000,334    1,579,543
                                                 -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Cash was applied to:
 Purchase of fixed assets                            854,175      429,602
 Increase in loans and advances                      569,915      500,000
 Purchase of goodwill                                 31,249           --
                                                 -----------  -----------
                                                   1,455,339      929,602
                                                 -----------  -----------
Net cash outflow from investing activities        (1,455,339)   ( 929,602)
                                                 -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Cash was applied to:
 Advances on shareholders current accounts         1,059,241      355,558
                                                 -----------  -----------
Net cash outflow from financing activities        (1,059,241)   ( 355,558)
                                                 -----------  -----------
Net increase in cash held                            485,754      294,383
Add opening cash brought forward                     388,152       93,769
                                                 -----------  -----------
Ending cash carried forward                      $   873,906  $   388,152
                                                 ===========  ===========

        The accompanying notes form part of these financial statements.

                          PRESTIGE MARKETING LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS

                       FOR THE YEAR ENDED 31 MARCH 1996

1. STATEMENT OF ACCOUNTING POLICIES

Reporting Entity
Prestige Marketing Limited is a private company registered under the Companies Act 1955.

Prestige Marketing Limited is a reporting entity for purposes of the Financial Reporting Act 1993. The financial statements of Prestige Marketing Limited have been prepared in accordance with the Financial Reporting Act 1993.

Measurement Base
The accounting principles recognised as appropriate for the measurement and reporting of earnings and financial position on a historical cost basis are followed by the company.

Specific Accounting Policies
The following specific accounting policies which materially affect the mea-surement of financial performance and financial position have been applied:

 .  Accounts receivable are stated at their estimated realisable value.

 . Inventories are stated at the lower of cost, determined on a first-in first-out basis, and net realisable value.

 . Fixed assets are stated at cost less aggregate depreciation. Depreciation has been calculated using the maximum rates permitted by the Income Tax Act 1976.

      Motor vehicles          20%-26% DV
      Fixtures and fittings  9.5%-25% DV
      Office equipment        20%-40% DV
      Plant                  9.5%-50% DV

 . Goodwill represents the excess of the purchase consideration over the fair value of net tangible and identifiable assets acquired at the time of ac-quisition of a business or an equity interest in a subsidiary, in-substance subsidiary or associate.

  Goodwill is amortised by the straight line method over the period during which benefits are expected to be received. This is a maximum of 5 years.

 . Operating lease payments, where the lessors effectively retain substan-tially all the risks and benefits of ownership of the leased items, are in-cluded in the determination of the operating profit in equal instalments over the lease term.

 . Transactions in foreign currencies are converted at the New Zealand rate of exchange ruling at the date of receipt or payment for the transaction. At balance date foreign monetary assets and liabilities are translated at the closing rate and variations arising from these translations are included in the Statement of Financial Performance.

  The income tax expense charged to the statement of financial performance includes both the current year's provision and the income tax effects of timing differences calculated using the liability method.

  Tax effect accounting is applied on a comprehensive basis to all timing differences. A debit balance in the deferred tax account, arising from tim-ing differences or income tax benefits from income tax losses, is only recognised if there is virtual certainty of realisation.

 .  The financial statements have been prepared on a GST exclusive basis.

 . The company qualifies for differential reporting as it is not publicly ac-countable and there is no separation between the owners and the governing body. The company has applied all available differential reporting exemp-tions except for the exemption in respect of FRS-10 Statement of Cash Flows and SSAP-12 Accounting for Income Tax.

                           PRESTIGE MARKETING LIMITED

Changes in Accounting Policies
There have been no changes in accounting policies. All policies have been ap-plied on bases consistent with those used in previous years.

2. INVENTORY

                           $NZ
                  ---------------------
                     1996       1995
                  ---------- ----------
Goods in transit     903,127    250,924
Inventory          2,161,198  1,257,017
                  ---------- ----------
                  $3,064,325 $1,507,941
                  ========== ==========

3. FIXED ASSETS

                                       $NZ
                          ------------------------------
                                       1996
                                      AGGREG
                             COST     DEPREC  BOOK VALUE
                          ---------- -------- ----------
Motor vehicles               237,829   76,360    161,469
Fixtures & fittings           94,487   23,010     71,477
Office equipment             602,360  179,147    423,213
Plant                        523,138  261,522    261,616
Capital Work in Progress     217,543       --    217,543
                          ---------- -------- ----------
                          $1,675,357 $540,039 $1,135,318
                          ========== ======== ==========
                                       $NZ
                          ------------------------------
                                       1995
                                      AGGREG
                             COST     DEPREC  BOOK VALUE
                          ---------- -------- ----------
Motor vehicles               182,852   45,596    137,256
Fixtures & fittings           51,285   14,705     36,580
Office equipment             238,704   83,785    154,919
Plant                        356,555  140,370    216,185
Capital Work in Progress          --       --         --
                          ---------- -------- ----------
                          $  829,396 $284,456 $  544,940
                          ========== ======== ==========

4. TAXATION

                                            $NZ
                                   ----------------------
                                      1996        1995
                                   ----------  ----------
Net profit before tax               5,910,052   2,432,774
Add back
Timing differences not recognised     402,907     424,393
Permanent differences                  22,002       5,277
                                   ----------  ----------
Net taxable income                 $6,334,961  $2,862,444
                                   ==========  ==========
Taxation charge at 33%              2,090,537     944,607
Prior year tax adjustment                (117)         --
Additional tax                         30,626      59,718
                                   ----------  ----------
Taxation expense                   $2,121,046  $1,004,325
                                   ==========  ==========

                           PRESTIGE MARKETING LIMITED

Accumulated tax effect of timing differences not recognised amount to $NZ273,009 asset (1995: $NZ140,050 asset).

                                                  $NZ
                                         ---------------------
                                            1996       1995
                                         ---------- ----------
Imputation credit account
Opening balance                           1,007,892    402,545
Payments to Inland Revenue                1,694,460    594,000
RWT credits attached to interest income      19,434     11,347
                                         ---------- ----------
Closing balance                          $2,721,786 $1,007,892
                                         ========== ==========

5. SHAREHOLDERS' CURRENT ACCOUNTS

Balances at year end:

                                           $NZ
                                    -----------------
                                      1996     1995
                                    -------- --------
P E Meier                            311,722  524,466
S Barnes                             300,206  353,705
                                    -------- --------
Total amount owing to shareholders  $611,928 $878,171
                                    ======== ========

6. SHAREHOLDERS' EQUITY

                                                               $NZ
                                                            ---------
                                                            1996 1995
                                                            ---- ----
Authorised capital--100 ordinary shares of $1 each          $100 $100
                                                            ==== ====
Issued and paid up capital--100 ordinary shares of $1 each  $100 $100
                                                            ==== ====

7. OPERATING REVENUE

                                        $NZ
                              -----------------------
                                 1996        1995
                              ----------- -----------
Sales                          22,376,497  17,047,884
Interest received                  63,271      34,439
Foreign currency gains             15,028       1,341
Gain on sale of fixed assets        3,726          --
Other income                    3,097,692     615,022
                              ----------- -----------
                              $25,556,214 $17,698,686
                              =========== ===========

8. EXPENSES

Operating surplus was arrived at after charging the following expenses:

                                              $NZ
                                     ----------------------
                                        1996        1995
                                     ----------- ----------
Depreciation                             267,253    141,222
Bad and doubtful debt expense            235,777    117,529
Interest expense                          49,742        862
Loss on disposal of assets                    --      3,481
Rental and operating lease expenses      172,452    116,372
Amortisation of goodwill                   3,707         --
Donations                                  5,606         --
Other expenses                        10,815,659  7,269,508
                                     ----------- ----------
                                     $11,550,196 $7,648,974
                                     =========== ==========

                           PRESTIGE MARKETING LIMITED

9. DIRECTORS' REMUNERATION

The total value of Directors' remuneration including non-monetary benefits was $NZ841,648 (1995: $NZ1,176,748).

10. RELATED PARTIES

During the year Prestige Marketing Limited had the following transactions with related parties:

     ----------------------------------------------------------------

      RELATED PARTY                             RELATIONSHIP         TYPE OF TRANSACTION
      -------------                             ------------         -------------------
      Prestige Marketing Holdings Ltd           Parent Company       Advances
      Prestige Marketing International Limited  Sister Company       License Fees
      Suzanne Paul Pty Australia Limited        Common Shareholders  Export Sales
      P E Meier                                 Ultimate Shareholder Salary, Directors fee
      S Barnes                                  Ultimate Shareholder Salary, Directors fee

11. LEASE AND CAPITAL COMMITMENTS

The company has no lease and capital commitments.

12. RECONCILIATION OF NET SURPLUS AFTER TAXATION WITH CASH INFLOW FROM OPERATING ACTIVITIES

                                                               $NZ
                                                     ------------------------
                                                        1996         1995
                                                     -----------  -----------
Reported surplus after taxation                        3,789,006    1,428,449
Add/(less) non-cash items:
Depreciation                                             267,523      141,222
Loss/(Gain) on sale of fixed assets                       (3,726)       3,481
Amortisation of goodwill                                   3,707           --
                                                     -----------  -----------
                                                         267,504      144,703
Add/(less) items classified as investing activities
 Intercompany advance                                    569,915      500,000
Add/(less) items classified as financing activities
 Advances on shareholders current accounts             1,059,241      355,558
Movement in working capital:
 Increase in debtors                                  (1,130,275)  (1,685,989)
 Increase in other current assets                       (726,215)    (522,753)
 Increase in prepayments                                 (45,004)     (13,165)
 Increase in inventory                                (1,556,384)    (713,338)
 Increase in taxation payable                            436,190      370,500
 Increase in trade creditors                             (99,751)     462,516
 Increase in accrued liabilities                         494,906      360,728
 Increase in other current liabilities                   (58,799)     892,334
                                                     -----------  -----------
                                                      (2,685,332)    (849,167)
                                                     -----------  -----------
Net cash inflow from operating activities            $ 3,000,334  $ 1,579,543
                                                     ===========  ===========

                           PRESTIGE MARKETING LIMITED

                  NOTES TO THE FINANCIAL STATEMENTS--CONCLUDED

13. INVESTMENT IN ASSOCIATE

Prestige Marketing Limited has a 50% investment in Quantum Prestige Limited. Quantum Prestige Limited is in the business of direct response TV marketing. The shares are unpaid at 31 March 1996. The company has a balance date of 31 March and has an operating surplus after tax of $NZ nil for the year ended 31 March 1996.

14. CONTINGENT LIABILITIES

Prestige Marketing Limited is acting as a guarantor of a $NZ 1,850,000 loan for Prestige Marketing Holdings Limited.

15. DIFFERENCES BETWEEN NEW ZEALAND GENERALLY ACCEPTED ACCOUNTING PRACTICE ("NZ GAAP") AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("US GAAP").

The financial statements have been prepared in accordance with the NZ GAAP. The accounting policies of the company also comply with US GAAP as at 31 March 1995 and 31 March 1996 and therefore the financial results would not require amend-ment if the financial statements were to be prepared in accordance with US GAAP.

                    PRESTIGE MARKETING INTERNATIONAL LIMITED

                               COMPANY DIRECTORY
                              AS AT 31 MARCH 1996

NATURE OF BUSINESS    International Marketing

REGISTERED OFFICE     531 Great South Road
                      Penrose
                      AUCKLAND

DIRECTORS             P E Meier
                      S Barnes

SECRETARY             P E Meier

AUDITORS              Ernst & Young
                      AUCKLAND

BANKERS               ASB Bank
                      Commercial Division
                      AUCKLAND

SOLICITORS            Shanahan & Co.
                      AUCKLAND

BUSINESS LOCATION     AUCKLAND

SHAREHOLDERS          Prestige Marketing Holdings Ltd
                                                1,000 ordinary
                                                ---
                                                1,000 ordinary
                                                ---
                                                ---

                    PRESTIGE MARKETING INTERNATIONAL LIMITED

                               DIRECTORS' REPORT

                        FOR THE YEAR ENDED 31 MARCH 1996

The Board of Directors present their Annual Report including financial state-ments of the company for the year ended 31 March 1996.

As required by section 211 of the Companies Act 1993 we disclose the following information:

NATURE OF BUSINESS: The company is in the business of international marketing. The nature of the company's business has not changed during the year under re-view.

DIRECTORS' INTERESTS: There were no transactions entered into between the di-rectors and the company.

REMUNERATION AND OTHER BENEFITS: No remuneration was paid to the directors dur-ing the year.

AUDIT FEES: No audit fees were payable to any person.

DONATIONS: No donations were made by the company during the year.

DIRECTORS: P E Meier and S Barnes held office as directors during the year. No other person held the office of director at any time during the year.

EMPLOYEE REMUNERATION: No employee received remuneration and any other benefits of more than $NZ100,000 during the year.

For and on behalf of the Board

Paul E. Meier /s/                 Director                  24-5-96

                                                            Date

Susan Barnes /s/                  Director                  24-5-96

                                                            Date

                                AUDITOR'S REPORT

To the Shareholders of Prestige Marketing International Limited

We have audited the financial statements on pages 19 to 22. The financial statements provide information about the past financial performance of the com-pany and its financial position as at 31 March 1995 and 31 March 1996. This in-formation is stated in accordance with the accounting policies set out on page 23.

Directors' Responsibilities
The directors are responsible for the preparation of financial statements which comply with generally accepted accounting practice and give a true and fair view of the financial position of the company as at 31 March 1995 and 31 March 1996 and of the results of its operations and cash flows for the years ended on those dates.

Auditor's Responsibilities
It is our responsibility to express an independent opinion on the financial statements presented by the directors and report our opinion to you.

Basis of Opinion
An audit includes examining, on a test basis, evidence relevant to the amounts and disclosures in the financial statements. It also includes assessing:

 . the significant estimates and judgements made by the directors in the prepa-ration of the financial statements; and

 . whether the accounting policies are appropriate to the company's circum-stances, consistently applied and adequately disclosed.

We conducted our audit in accordance with generally accepted auditing standards in New Zealand. We planned and performed our audit so as to obtain all the in-formation and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial state-ments are free from material misstatements, whether caused by fraud or error. In forming our opinion we also evaluated the overall adequacy of the presenta-tion of information in the financial statements.

Other than in our capacity as auditor we have no relationship with, or interest in, the company.

Unqualified Opinions
We have obtained all the information and explanations we have required.

In our opinion:

 . proper accounting records have been kept by the company so far as appears from our examination of those records; and

 .  the financial statements on pages 19 to 22:

  --comply with generally accepted accounting practice; and

  --give a true and fair view of the financial position of the company as at 31 March 1995 and 31 March 1996 and the results of its operations and cash flows for the years ended on those dates.

Our audit was completed on 24 May 1996 and our unqualified opinions are ex-pressed as at that date.

                                        Ernst & Young

Auckland, New Zealand

                    PRESTIGE MARKETING INTERNATIONAL LIMITED

                        STATEMENT OF FINANCIAL POSITION

                              AS AT 31 MARCH 1996

                                      $NZ
                            ------------------------
                            NOTE    1996      1995
                            ---- ---------- --------
CURRENT ASSETS
Bank                                290,076    5,268
Accounts receivable--trade          451,251   90,780
GST receivable                      104,781   29,644
Intercompany receivables      6     816,889   10,000
                                 ---------- --------
TOTAL ASSETS                     $1,662,997 $135,692
                                 ---------- --------

CURRENT LIABILITIES
Accruals                             74,678   75,263
Intercompany payables         6     179,053   22,753
Provision for taxation               88,511       --
                                 ---------- --------
                                    342,242   98,016

SHAREHOLDERS EQUITY
Issued capital                3      10,000   10,000
Retained earnings                 1,310,755   27,676
                                 ---------- --------
                                  1,320,755   37,676
                                 ---------- --------
TOTAL FUNDS EMPLOYED             $1,662,997 $135,692
                                 ========== ========

For and on behalf of the Board

Paul E. Meier /s/ Susan Barnes /s/
                                  Director
                                                                        Director

24-5-96 24-5-96
                                   Date
                                                                         Date

        The accompanying notes form part of these financial statements.

                    PRESTIGE MARKETING INTERNATIONAL LIMITED

                        STATEMENT OF MOVEMENTS IN EQUITY

                        FOR THE YEAR ENDED 31 MARCH 1996

                                     $NZ
                              ------------------
                                 1996     1995
                              ---------- -------
Equity at 1 April                 37,676  10,000
Operating surplus for period   1,283,079  27,676
                              ---------- -------
Equity at 31 March            $1,320,755 $37,676
                              ========== =======

        The accompanying notes form part of these financial statements.

                    PRESTIGE MARKETING INTERNATIONAL LIMITED

                       STATEMENT OF FINANCIAL PERFORMANCE

                        FOR THE YEAR ENDED 31 MARCH 1996

                                             $NZ
                                   ------------------------
                                   NOTE    1996      1995
                                   ---- ---------- --------
Operating Revenue                    4   2,823,230  374,598
Expenses                             5     908,173  272,244
                                        ---------- --------
Operating surplus before taxation        1,915,057  102,354
Taxation expense                     2     631,978   74,678
                                        ---------- --------
Net surplus after taxation              $1,283,079 $ 27,676
                                        ========== ========

        The accompanying notes form part of these financial statements.

                    PRESTIGE MARKETING INTERNATIONAL LIMITED

                            STATEMENT OF CASH FLOWS

                        FOR THE YEAR ENDED 31 MARCH 1996

                                                              $NZ
                                                    ------------------------
                                                    NOTE    1996      1995
                                                    ---- ---------- --------
CASH FLOWS FROM OPERATING ACTIVITIES
Cash was provided from:
 Receipts from customers                                  1,575,490  244,174
 Interest received                                            5,243       --
                                                         ---------- --------
                                                          1,580,733  244,174
                                                         ---------- --------
Cash was disbursed to:
 Payments to suppliers and employees                        750,564  174,228
 Income tax paid                                            543,467   74,678
 Interest paid                                                1,894       --
                                                         ---------- --------
                                                          1,295,925  248,906
                                                         ---------- --------
Net cash inflow(outflow) from operating activities    8     284,808   (4,732)
                                                         ---------- --------
CASH FLOWS FROM FINANCING ACTIVITIES
Cash was provided from:
 Proceeds from issue of shares                                   --   10,000
                                                         ---------- --------
Net cash inflow from financing activities                        --   10,000
                                                         ---------- --------
Net increase in cash held                                   284,808    5,268
Add opening cash brought forward                              5,268       --
                                                         ---------- --------
Ending cash carried forward                              $  290,076 $  5,268
                                                         ========== ========

        The accompanying notes form part of these financial statements.

                    PRESTIGE MARKETING INTERNATIONAL LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS

                        FOR THE YEAR ENDED 31 MARCH 1996

1. STATEMENT OF ACCOUNTING POLICIES

Reporting Entity
Prestige Marketing International Limited is a company registered under the Com-panies Act 1993.

Prestige Marketing International Limited is a reporting entity for purposes of the Financial Reporting Act 1993. The financial statements of Prestige Market-ing International Limited have been prepared in accordance with the Financial Reporting Act 1993.

Measurement Base
The accounting principles recognised as appropriate for the measurement and re-porting of earnings and financial position on a historical cost basis are fol-lowed by the company.

Specific Accounting Policies
The following specific accounting policies which materially affect the measure-ment of financial performance and financial position have been applied:

 .  Accounts receivable are stated at their estimated realisable value.

 . Transactions in foreign currencies are converted at the New Zealand rate of exchange ruling at the date of receipt or payment for the transaction. At balance date foreign monetary assets and liabilities are translated at the closing rate and variations arising from these translations are included in the Statement of Financial Performance.

 . The income tax expense charged to the statement of financial performance in-cludes both the current year's provision and the income tax effects of tim-ing differences calculated using the liability method.

  Tax effect accounting is applied on a comprehensive basis to all timing differences. A debit balance in the deferred tax account, arising from tim-ing differences or income tax benefits from income tax losses, is only recognised if there is virtual certainty of realisation.

 .  The financial statements have been prepared on a GST exclusive basis.

 . The company qualifies for differential reporting as it is not publicly ac-countable and there is no separation between the owners and the governing body. The company has applied all available differential reporting exemp-tions except for the exemption in respect of FRS-10 Statement of Cash Flows and SSAP-12 Accounting for Income Tax.

Changes in Accounting Policies
There have been no changes in accounting policies. All policies have been ap-plied on bases consistent with those used in previous years.

2. TAXATION

                                                       $NZ
                                               -------------------
                                                  1996      1995
                                               ---------- --------
      Net profit before tax                     1,915,057  102,354
      Add back
      Permanent differences                            --      585
                                               ---------- --------
      Net taxable income                       $1,915,057 $102,939
                                               ========== ========
      Taxation charge at 33%                      631,969   33,970
      Additional tax                                    9   40,708
                                               ---------- --------
      Taxation expense                         $  631,978 $ 74,678
                                               ========== ========
      IMPUTATION CREDIT ACCOUNT
      Opening balance                                  --       --
      Payments to Inland Revenue                  453,982       --
      RWT credits attached to interest income       1,716       --
                                               ---------- --------
      Closing balance                          $  455,698 $     --
                                               ========== ========

                    PRESTIGE MARKETING INTERNATIONAL LIMITED

3. SHAREHOLDERS' EQUITY

                                                         $NZ
                                                   ---------------
                                                    1996    1995
                                                   ------- -------
Authorised capital--1,000 ordinary shares          $10,000 $10,000
                                                   ======= =======
Issued and paid up capital--1,000 ordinary shares  $10,000 $10,000
                                                   ======= =======

4. OPERATING REVENUE

                           $NZ
                   -------------------
                      1996      1995
                   ---------- --------
Commission          2,562,826  374,598
Interest received       5,243       --
Other income          255,161       --
                   ---------- --------
                   $2,823,230 $374,598
                   ========== ========

5. EXPENSES

Operating surplus was arrived at after charging the following expenses:

                         $NZ
                  -----------------
                    1996     1995
                  -------- --------
Interest expense     1,894       --
Other expenses     906,279  272,244
                  -------- --------
                  $908,173 $272,244
                  ======== ========

6. RELATED PARTIES

During the year Prestige Marketing International Limited had the following transactions with related parties:

     ---------------------------------------------------------

      RELATED PARTY                          RELATIONSHIP     TYPE OF TRANSACTION
      -------------                          ------------     -------------------
      Prestige Marketing Holdings Ltd     Parent Company         Advances
      Prestige Marketing Limited          Sister Company         License Fees
      Suzanne Paul Pty Australia Limited  Common Shareholders    Commission

7. LEASE AND CAPITAL COMMITMENTS

The company has no lease and capital commitments.

8. RECONCILIATION OF NET SURPLUS AFTER TAXATION WITH CASH INFLOW (OUTFLOW) FROM OPERATING ACTIVITIES

                                                            $NZ
                                                     -------------------
                                                       1996       1995
                                                     ---------  --------
Reported surplus after taxation                      1,283,079    27,676
Movement in working capital:
 Increase in debtors                                  (360,471)  (90,780)
 Increase in other current assets                     (882,026)  (39,644)
 Increase in taxation payable                           88,511        --
 Increase/(decrease) in accrued liabilities               (585)   75,263
 Increase in other current liabilities                 156,300    22,753
                                                     ---------  --------
                                                      (998,271)  (32,408)
                                                     ---------  --------
Net cash inflow/(outflow) from operating activities  $ 284,808  $ (4,732)
                                                     =========  ========

                    PRESTIGE MARKETING INTERNATIONAL LIMITED

                  NOTES TO THE FINANCIAL STATEMENTS--CONCLUDED

9. CONTINGENT LIABILITIES

The company has no contingent liabilities.

10. DIFFERENCES BETWEEN NEW ZEALAND GENERALLY ACCEPTED ACCOUNTING PRACTICE ("NZ GAAP") AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("US GAAP").

The financial statements have been prepared in accordance with the NZ GAAP. The accounting policies of the company also comply with US GAAP as at 31 March 1995 and 31 March 1996 and therefore the financial results would not require amend-ment if the financial statements were to be prepared in accordance with US GAAP.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
National Media Corporation

This report is issued at the request of National Media Corporation in connec-tion with their acquisition of the Suzanne Paul Holdings Pty Limited Group of companies in Australia. The special purpose financial statements have been pre-pared on the basis of Accounting Policies outlined in Note 1 and do not include all the disclosures needed under Australian requirements.

We have audited the accompanying combined balance sheets of Suzanne Paul Hold-ings Pty Limited Group as of March 31, 1996 and June 30, 1995, and the related statements of operations, cash flows, and shareholders' equity for the nine months ended March 31, 1996 and the year ended June 30, 1995.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence sup-porting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined balance sheets of Suzanne Paul Holdings Pty Limited Group at March 31, 1996 and June 30, 1995, and the com-bined results of its operations and its cash flows for the nine months ended March 31, 1996 and the year ended June 30, 1995 in conformity with generally accepted accounting principles.

                                      Ernst & Young

Sydney, Australia
June 7, 1996

                    SUZANNE PAUL HOLDINGS PTY LIMITED GROUP

                            COMBINED BALANCE SHEETS

                                              ---------- ----------
                                              MARCH 31,   JUNE 30,
                                                 1996       1995
                                                  $A         $A
                                              ---------- ----------
ASSETS
Current assets:
 Cash and cash equivalents                    $1,017,069 $  713,150
 Accounts receivable (net)                     4,166,985  2,195,327
 Inventories                                   2,270,024    872,013
 Prepaid expenses and other current assets     1,246,263    410,509
 Due by related party                            229,425        --
                                              ---------- ----------
   Total current assets                        8,929,766  4,190,999
Property and equipment (net)                     600,301    536,995
Intangible assets (net)                            2,578      3,437
Deferred income taxes                            237,378    135,178
                                              ---------- ----------
TOTAL ASSETS                                  $9,770,023 $4,866,609
                                              ========== ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                             $  628,488 $  490,552
 Accrued expenses                                269,373     88,074
 Due to related parties                        1,109,730    703,883
 Income tax payable                            1,870,993    819,646
                                              ---------- ----------
   Total current liabilities                   3,878,584  2,102,155
Shareholders' equity:
 Ordinary shares, $A1 par value, issued 1,001      1,001      1,001
 Retained earnings                             5,890,438  2,763,453
                                              ---------- ----------
   Total shareholders' equity                  5,891,439  2,764,454
                                              ---------- ----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY    $9,770,023 $4,866,609
                                              ========== ==========

            See accompanying notes to combined financial statements.

                    SUZANNE PAUL HOLDINGS PTY LIMITED GROUP

                       COMBINED STATEMENTS OF OPERATIONS

                                      ----------- -----------
                                       9 MONTHS      YEAR
                                         ENDED       ENDED
                                       MARCH 31,   JUNE 30,
                                         1996        1995
                                          $A          $A
                                      ----------- -----------
Revenues:
 Product sales                        $21,667,815 $12,446,370
 Other revenues                           100,598      56,687
                                      ----------- -----------
Net revenues                           21,768,413  12,503,057
Operating costs and expenses:
 Direct costs                           4,138,249   2,012,520
 Selling, general, and administrative   9,477,507   5,601,028
 Interest expense                       3,255,669   2,693,794
                                      ----------- -----------
   Total operating costs and expenses  16,871,425  10,307,342
                                      ----------- -----------
Income before income taxes              4,896,988   2,195,715
Income taxes                            1,770,003     723,893
                                      ----------- -----------
Net income                            $ 3,126,985 $ 1,471,822
                                      =========== ===========

            See accompanying notes to combined financial statements.

                    SUZANNE PAUL HOLDINGS PTY LIMITED GROUP

                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                 ---------------------
                                                  9 MONTHS
                                                   ENDED    YEAR ENDED
                                                 MARCH 31,   JUNE 30,
                                                    1996       1995
                                                     $A         $A
                                                 ---------- ----------
Common stock (of Suzanne Paul Holdings Pty Ltd)
 Beginning balance                               $    1,001 $    1,001
                                                 ---------- ----------
Ending balance                                        1,001      1,001
Retained earnings:
 Beginning balance                                2,763,453  1,291,631
 Net income                                       3,126,985  1,471,822
                                                 ---------- ----------
Ending balance                                    5,890,438  2,763,453
                                                 ---------- ----------
TOTAL SHAREHOLDERS' EQUITY                       $5,891,439 $2,764,454
                                                 ========== ==========

            See accompanying notes to combined financial statements.

                    SUZANNE PAUL HOLDINGS PTY LIMITED GROUP

                       COMBINED STATEMENTS OF CASH FLOWS

                                                   -----------  -----------
                                                    9 MONTHS
                                                      ENDED     YEAR ENDED
                                                    MARCH 31,    JUNE 30,
                                                      1996         1995
                                                       $A           $A
                                                   -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                         $ 3,126,985  $ 1,471,822
Adjustments to reconcile net income to net cash
 provided by (used in) operating activities:
 Depreciation and amortization                         126,509       88,526
 Increase in:
  Accounts receivable, net                          (1,971,658)  (1,771,315)
  Inventories                                       (1,398,011)    (589,954)
  Deferred costs                                      (102,200)    (100,618)
  Other current assets                                (835,754)    (124,852)
 Increase in:
  Accrued expenses                                     137,936       36,961
  Income taxes payable                                 181,299      357,648
  Other                                              1,051,347      757,207
  Accounts payable                                     176,422      323,063
                                                   -----------  -----------
Net cash provided by operating activities              492,875      448,488
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment                   (188,956)    (501,210)
                                                   -----------  -----------
Net cash used in investing activities                 (188,956)    (501,210)
                                                   -----------  -----------
Net increase (decrease) in cash and cash equiva-
 lents                                                 303,919      (52,722)
Cash and cash equivalents at beginning of year         713,150      765,872
                                                   -----------  -----------
Cash and cash equivalents at end of year           $ 1,017,069  $   713,150
                                                   ===========  ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
 Taxes on income                                   $   819,646  $   461,998
                                                   ===========  ===========

            See accompanying notes to combined financial statements.

                    SUZANNE PAUL HOLDINGS PTY LIMITED GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 MARCH 31, 1996

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business
Suzanne Paul Holdings Pty Limited is engaged in the direct marketing of con-sumer products principally through television media by the operating companies, Suzanne Paul Australia Pty Ltd. And Telemall Shopping Pty Ltd.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
These combined financial statements are a pro forma amalgamation of Suzanne Paul Holdings Pty Ltd, Suzanne Paul (Australia) Pty Ltd, and Telemall Shopping Pty Ltd. with disregard to present ownership as it is intended that all three companies in the "group" be acquired by National Media Corporation, a U.S. listed company.

Basis of Accounting
The financial statements have been prepared in accordance with the historic cost convention and going concern principle.

Adjustments to Conform to Accounting Principles Generally Accepted in the United States
The historical records of the three companies are kept in accordance with gen-erally accepted accounting principles in Australia and in local currency. These combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States and do not differ from those kept for statutory purposes in Australia.

Reserve for Returned Merchandise
It is the Company's policy to refund unconditionally the total price of mer-chandise returned within 30 days. The Company provides an allowance, based upon experience, for returned merchandise. The allowance for returns was $A351,000 and $A234,000 at March 31, 1996 and June 30, 1995, respectively.

Cash and Cash Equivalents
For the purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when pur-chased to be cash equivalents.

Accounts Receivable
The allowance for doubtful accounts was $A257,000 and $A130,000 at March 31, 1996 and June 30, 1995, respectively.

Inventories
Inventories consist principally of products purchased for resale, and are stated at the lower of cost (determined by the first-in, first-out method) or market.

Property and Equipment and Depreciation and Amortization
Property and equipment is stated at cost. Depreciation and amortization are provided using the reducing balance sheet method based on the estimated useful lives of the assets.

Income Taxes
The Company uses the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Joint Ventures
Suzanne Paul Holdings Pty Ltd (SPH) has a 50% interest in the assets, liabili-ties and output of a joint venture company being incorporated. The other joint venture partner is Quantum International, a wholly owned subsidiary

                    SUZANNE PAUL HOLDINGS PTY LIMITED GROUP
of National Media Corporation. The joint venture made no contribution to the results for the period at March 31, 1996. The joint venture will be wound up if the group is acquired by National Media Corporation.

Goodwill
Goodwill represents the excess of the purchase consideration over the fair value of identifiable net assets acquired at the time of acquisition of a busi-ness. Goodwill is amortized by the straight-line method over the period during which benefits are expected to be received. This is taken as being 5 years. Am-ortization was $A859 and $A1,145 the nine month period ended March 31, 1996 and the year ended June 30, 1995, respectively.

Advertising Costs
All advertising costs are expensed as incurred. The total amount charged to ad-vertising expense was $A3,873,000 and $A2,013,000 for the nine months ended March 31, 1996 and the year ended June 30, 1995, respectively.

2. ACCRUED EXPENSES

Accrued expenses include the following:

                           --------- --------
                           MARCH 31, JUNE 30,
                              1996     1995
                              $A        $A
                           --------- --------
      Fringe benefits tax  $ 30,000  $   --
      Sales tax                 --     3,927
      Superannuation         70,434   11,602
      Holiday pay            37,659   27,726
      Employee taxes         43,374   43,042
      Withholding tax        87,906    1,777
                           --------  -------
                           $269,373  $88,074
                           ========  =======

3. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                                 --------- --------
                                                 MARCH 31, JUNE 30,
                                                    1996     1995
                                                    $A        $A
                                                 --------- --------
      Furniture, fixtures, and office equipment  $779,087  $590,133
      Motor vehicles                              108,000   108,000
                                                 --------  --------
                                                  887,087   698,133
      Less accumulated depreciation               286,786   161,138
                                                 --------  --------
      Total                                      $600,301  $536,995
                                                 ========  ========

Depreciation expense for property and equipment was $A125,648 and $A87,381 for the nine months ended March 31, 1996 and the year ended June 30, 1995, respec-tively.

                    SUZANNE PAUL HOLDINGS PTY LIMITED GROUP

4. INCOME TAX

                                                        ---------- ----------
                                                           1996       1995
                                                            $A         $A
                                                        ---------- ----------
      (A)INCOME TAX EXPENSE                             $4,896,988 $2,195,715
        Income tax prima facie payable on reported
         operating profit at 36% and 33%, respectively   1,762,916    724,586
        Tax effect of permanent differences:
         Goodwill amortization                                 309        378
         Non tax deductible costs                            6,778     (1,071)
                                                        ---------- ----------
        Charge to profit and loss account               $1,770,003 $  723,893
      (B)INCOME TAX PAYABLE
        Charge to property and loss account as above.
        Increase (decrease) in amount payable due to
         timing
         differences, comprising:
         --Increase in allowance for doubtful accounts  $   45,720 $   42,900
         --Increase in allowance for returned
          merchandise                                       42,120     55,110
         --Increase in allowance for employee
          entitlements                                       2,350     (2,257)
         --Allowance for fringe benefits tax                10,800        --
                                                        ---------- ----------
        Estimated liability on current period's profit  $1,870,993 $  819,646
                                                        ========== ==========
      (C)DEFERRED INCOME TAX BENEFIT (FUTURE INCOME
       TAX BENEFIT)
        Balance at beginning of period                  $  135,178 $   34,560
        Transfer for current year resulting from
         timing differences                                102,200    100,618
                                                        ---------- ----------
        Balance at end of period                        $  237,378 $  135,178
                                                        ========== ==========

5. COMMITMENTS AND CONTINGENCIES

The Company rents warehouse and office space under various operating leases which expire September 1997. Future minimum lease payments (exclusive of real estate taxes and other operating expenditures) as of March 31, 1996 under noncancellable operating leases with initial or remaining terms of one year or more are as follows for the year ending March 31:

            --------
               $A
            --------
      1997  $249,892
      1998    71,946
            --------
            $321,838
            ========

6. PENSION PLAN

As the group has no pension plan of its own under Australian statutory require-ments, for every employee, the Company must remit to the Government up to 5% of gross salary to a maximum amount, for a Superannuation Guarantee Levy. Once the employee reaches the age of 65, the Government will provide a pension payment. Superannuation payments in respect of this levy were $A79,273 and $A61,367 for the nine month period ended March 31, 1996 and the year ended June 30, 1995, respectively.

7. SEGMENT AND GEOGRAPHIC INFORMATION

The Company operates in Australia and is engaged in the direct marketing of products principally through television.

                    SUZANNE PAUL HOLDINGS PTY LIMITED GROUP

               NOTES TO COMBINED FINANCIAL STATEMENTS--CONCLUDED

8. LITIGATION

Action regarding "Super Slicer"
In December 1995, an application was lodged via the Federal Court of Australia to restrain K-Tel International (Australia) Pty Limited from selling, advertis-ing, or distributing in Australia a household utensil known as "super slicer."

Action by Telemall MOH Pty Ltd
In September 1995, the Company received communication seeking to restrain it from using the name Telemall Shopping as it is alleged that the name Telemall Shopping confuses the public with the name Telemall MOH Pty Ltd used by a South Australian company.

9. RELATED PARTY TRANSACTIONS

The following related party transactions occurred during the financial period.

The following transactions are with companies that have a common shareholding to the Suzanne Paul Group:

Nine months ended March 31, 1996

 .  Royalties are due to Prestige International to the amount of $A773,000. The royalty agreement was made under normal commercial terms and conditions.
 . An amount of $A229,425 is due from Prestige Marketing. The balance is for management fees and programming fees. These fees are based on normal commer-cial terms and conditions.
 .  A loan was obtained from Tancot Pty Ltd, a company wholly owned by Alan J J
   Meier. The balance outstanding is $A414,029. No repayment terms have been agreed and no interest has been paid or is due.
 .  A directors fee for $A54,077 was paid to Alan J J Meier. No other director received any benefits.
 . A management fee of $A150,000 was paid to Tancot Pty Ltd in respect of serv-ices provided by Alan J J Meier. The transaction was made under normal com-mercial terms and conditions.

Year ended June 30, 1995

 .  An amount of $A71,946 is payable to Prestige Marketing for management fees and royalties.
 .  A directors fee for $A69,712 was paid to Alan J J Meier. No other director received any benefits.
 .  Management fees and consulting fees for $A314,767 were paid to Tancot Pty
   Ltd in respect of services provided by Alan J J Meier. The consulting fee and the management fee for $A218,386 remain unpaid at June 30, 1995.

(b)         Pro Forma Financial Information.

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following Pro Forma Consolidated Balance Sheet (unaudited) at March 31, 1996 and Pro Forma Consolidated Statement of Income (unaudited) for the 12 months ended March 31, 1996 give pro forma effect to the acquisitions of DirectAmerica Corporation ("DirectAmerica")(solely for Pro Forma Statement of Income data), Positive Response Television, Inc.("Positive Response"), Prestige and Suzanne Paul (the "Acquisitions") as if such transactions occurred as of April 1, 1995 for the Pro Forma Consolidated Statement of Income and as of March 31, 1996 for the Pro Forma Consolidated Balance Sheet. The Pro Forma Consolidated Financial Statements do not give effect to any synergies or costs savings which may result from the Acquisitions, including potential cost savings resulting from (i) integrating Positive Response's fulfillment operations with those of the Company, (ii) discounts available from increases in the volume of media time purchased and (iii) the elimination of duplicative costs as a result of Positive Response no longer being a public company.

The pro forma information is based on (i) the historical consolidated financial statements of the Company, (ii) the historical combined financial statements of DirectAmerica, (iii) the historical consolidated financial statements of Positive Response, (iv) a combination of the historical financial statements of Prestige included herein and (v) the historical combined financial statements of Suzanne Paul included herein, giving effect to the Acquisitions under the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the Pro Forma Consolidated Financial Statements. The allocation of the aggregate purchase price for the Acquisitions, together with the liabilities assumed pursuant thereto, to the net assets acquired pursuant to the Acquisitions has been based on management's preliminary estimates of the fair value of such assets and liabilities. The final allocation may differ from these estimates. The purchase price for the Acquisitions does not include contingent consideration which may be required to be paid in connection with the DirectAmerica, Prestige and Suzanne Paul acquisitions, but does include the shares of Common Stock issued into escrow which may be payable in connection with the Positive Response acquisition.

The pro forma information does not purport to be indicative of the combined re-sults of operations or financial position that would have been reported had these transactions taken place as of April 1, 1995, with respect to the Pro Forma Consolidated Statements of Income data, or as of March 31, 1996, with re-spect to the Pro Forma Consolidated Balance Sheet data, or future results of operations or financial position of the Company. The Pro Forma Consolidated Fi-nancial Statements should be read in conjunction with the Company's historical consolidated financial statements and the notes thereto, the historical fi-nancial statements and notes thereto of DirectAmerica and Positive Response and the historical financial statements and notes thereto of Prestige and Suzanne Paul included elsewhere herein.

             Pro Forma Consolidated Statement of Income (unaudited)

                   ----------------------------------------------------------------------------------
                                                         Year Ended March 31, 1996
                                       Historical
                   ----------------------------------------------------
                                                                             Adjustments
                     National  Direct  Positive                 Suzanne              for
                        Media America  Response  Prestige(1) Paul (2,3) Acquisitions (4)  Pro Forma
                   ---------- -------  --------  ----------- ---------- ---------------- ----------
Dollars in thousands, except per
 share data
Revenues:
 Product sales...  $  285,676 $   --   $43,362     $17,097    $19,330       $    --      $  365,465
 Royalties.......       5,597  1,485     1,971       1,701         --        (3,268)(5)       7,486
 Production
  income.........          --    692        --          --         --          (270)(5)         422
 Sales
  commissions and
  other revenues.       1,334      8       173          --          1            --           1,516
                   ---------- ------   -------     -------    -------       -------      ----------
 Net revenues....     292,607  2,185    45,506      18,798     19,331        (3,538)        374,889
Operating costs
 and expenses:
 Media purchases.      86,518     --    23,437       2,822      3,585            --         116,362
 Direct costs ...     151,198  1,266    20,934       8,361      9,295        (3,380)(5)     187,674
 Selling, general
  and                                                                          (100)(6)
  administrative.      33,772  1,011     6,029       2,430      2,314         2,060 (7)      47,516
 Interest income.          --     --       (36)        (11)       (73)           --            (120)
 Interest
  expense........       1,015     --        --          --         --           811 (8)       1,826
                   ---------- ------   -------     -------    -------       -------      ----------
 Total operating
  costs and
  expenses.......     272,503  2,277    50,364      13,602     15,121          (609)        353,258
                   ---------- ------   -------     -------    -------       -------      ----------
 Income (loss)
  before income
  taxes..........      20,104    (92)   (4,858)      5,196      4,210        (2,929)         21,631
 Income taxes....       3,525     18    (1,648)      1,827      1,504           381 (9)       5,607
                   ---------- ------   -------     -------    -------       -------      ----------
 Net income
  (loss).........  $   16,579 $ (110)  $(3,210)    $ 3,369    $ 2,706       $(3,310)     $   16,024
                   ========== ======   =======     =======    =======       =======      ==========
Income per share
 Primary.........  $     0.74                                                            $     0.64 (10)
                   ==========                                                            ==========
 Fully-diluted...  $     0.71                                                            $     0.61 (10)
                   ==========                                                            ==========
Weighted average
 number of common
 and common
 equivalent
 shares
 outstanding
 Primary.........  23,175,900                                                            26,114,138 (10)
                   ==========                                                            ==========
 Fully-diluted...  23,287,600                                                            26,225,838 (10)
                   ==========                                                            ==========

- ---------
(1) Amounts included for Prestige have been translated from New Zealand dollars to U.S. dollars at the approximate average exchange rate during the year ended March 31, 1996 (US$1.0 = NZ$1.506).
(2) Amounts included for Suzanne Paul have been translated from Australian dol-lars to U.S. dollars at the approximate average exchange rate during the year ended March 31, 1996 (US$1.0 = A$1.336).
(3) Historically, Suzanne Paul's fiscal year end is June 30. Fourth quarter net revenues for the year ended June 30, 1995 were 33.6% of Suzanne Paul's to-tal net revenues for the year ended June 30, 1995. As such, 33.6% of each fiscal 1995 statement of income item was added to the corresponding item for the 9 month period ended March 31, 1996 for the purpose of determining Suzanne Paul's historical statement of income for the year ended March 31, 1996.
(4) Represents the pro forma adjustments related to the DirectAmerica, Positive Response, Prestige and Suzanne Paul acquisitions.
(5) Reflects the elimination of (i) royalty and production revenue generated by DirectAmerica and Positive Response and the related expense incurred by the Company from infomercials produced by DirectAmerica and Positive Response for the Company and (ii) royalty and production revenue generated by Pres-tige and the related expense incurred by Suzanne Paul under an existing royalty and production agreement between them.
(6) Reflects the reduction in base salary of a major DirectAmerica shareholder under his new employment agreement with the Company.

(7) Reflects the amortization of goodwill in connection with the Acquisitions, which will be amortized over 20 years from the date of the relevant Acqui-sition.
(8) Reflects the interest expense associated with the note payable of $2.8 mil-lion maturing on December 5, 1996 and the borrowings under the Company's revolving credit facility to fund the cash portion of the purchase price and the $4.6 million dividend paid in connection with the Prestige and Su-zanne Paul acquisitions.
(9) Reflects the reduced tax benefit resulting from the application of the Company's lower effective tax rate for the period to Positive Response's losses and also reflects the increased tax benefit received as a result of the interest expense incurred in connection with the Prestige and Suzanne Paul acquisitions.
(10) Pro forma net income per share is computed as follows (in thousands, except per share amounts):

                                                                        Fully-
                                                             Primary   Diluted
                                                          ---------- ----------
Company's weighted average shares and common equivalent
 shares outstanding:                                      23,175,900 23,287,600
Assumed issuance of shares for the Acquisitions:
DirectAmerica (additional shares for period prior to
 acquisition date (October 25, 1995))....................    313,586    313,586
Positive Response........................................  1,836,773  1,836,773
Prestige.................................................    706,651    706,651
Suzanne Paul.............................................     81,228     81,228
                                                          ---------- ----------
Pro forma weighted average shares........................ 26,114,138 26,225,838
                                                          ========== ==========
Pro forma net income..................................... $   16,024 $   16,024
Addback to net income under the "if converted" method....        570         --
                                                          ---------- ----------
Pro forma net income for the Acquisitions................ $   16,594 $   16,024
                                                          ========== ==========
Pro forma net income per share........................... $     0.64 $     0.61
                                                          ========== ==========

                          PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
                          --------------------------------------------------------------------
                                                   AT MARCH 31, 1996
                                       HISTORICAL
                          -------------------------------------
                                                                    ADJUSTMENTS
                          NATIONAL POSITIVE             SUZANNE             FOR
                             MEDIA RESPONSE PRESTIGE(1) PAUL(2) ACQUISITIONS(3)     PRO FORMA
                          -------- -------- ----------- ------- ---------------     ----------
Dollars in thousands
Assets
Current Assets:
Cash and cash
 equivalents............  $ 18,405 $ 2,487    $   792   $   797     $   375(4)      $ 22,856
Accounts receivable,
 net....................    32,051   5,469      3,857     3,441      (2,644)(4,5,6)   42,174
Inventories.............    22,605   2,022      2,086     2,563        (400)(6)       28,876
Prepaid expenses and
 other..................    19,323   7,265         65       189      (1,000)(6)       25,842
                          -------- -------    -------   -------     -------         --------
Total current assets....    92,384  17,243      6,800     6,990      (3,669)         119,748
Property and equipment,
 net....................     6,954     618        773       470          --            8,815
Other assets............     2,907     676         --       186        (762)(6)        3,007
Goodwill and
 intangibles, net.......    14,303      --         19         2      35,410 (6)       49,734
                          -------- -------    -------   -------     -------         --------
Total assets............  $116,548 $18,537    $ 7,592   $ 7,648     $30,979         $181,304
                          ======== =======    =======   =======     =======         ========
Liabilities and
 Shareholders' Equity
Current Liabilities:
Notes payable to bank...  $     -- $ 1,578    $    --   $    --     $    --         $  1,578
Accounts payable........    20,412   1,329        681       492          --           22,914
Accrued expenses........    26,510   3,366        396       211         775 (5,6)     31,258
Sellers' note...........        --      --         --        --       2,800 (6)        2,800
Current portion of long-
 term debt and capital
 lease obligations......       876      25         --        --          --              901
Other...................     5,864     401      1,059     2,332        (502)(4,5)      9,154
                          -------- -------    -------   -------     -------         --------
Total current
 liabilities............    53,662   6,699      2,136     3,035       3,073           68,605
Long-term debt and
 capital lease
 obligations............     4,054      85         --        --       9,139 (7)       13,278
Other liabilities.......     2,370      --         --        --          --            2,370
Shareholder current
 account................        --      --        417        --        (417)(4)           --
                          -------- -------    -------   -------     -------         --------
Total liabilities.......    60,086   6,784      2,553     3,035      11,795           84,253
Shareholders' equity....    56,462  11,753      5,039     4,613      19,184 (6)       97,051
                          -------- -------    -------   -------     -------         --------
Total liabilities and
 shareholders' equity...  $116,548 $18,537    $ 7,592   $ 7,648     $30,979         $181,304
                          ======== =======    =======   =======     =======         ========

- ---------
(1) Amounts included for Prestige have been translated from New Zealand dollars to U.S. dollars at the approximate exchange rate in effect as of March 31, 1996 (US$1.0 = NZ$1.4688).
(2) Amounts included for Suzanne Paul have been translated from Australian dol-lars to U.S. dollars at the approximate exchange rate in effect as of March 31, 1996 (US$1.0 = A$1.2774).
(3) Reflects the pro forma adjustments related to the Positive Response, Pres-tige and Suzanne Paul acquisitions.
(4) Reflects the settlement of advances between the prior shareholders of Pres-tige and Suzanne Paul and the respective acquired companies.
(5) Reflects the elimination of intercompany balances.
(6) Reflects the excess of the purchase price for the Positive Response, Pres-tige and Suzanne Paul acquisitions over the net assets acquired under the purchase method of accounting. The purchase price allocation for Positive Response, Prestige and Suzanne Paul are based on management's preliminary estimates of the fair value of assets acquired and liabilities assumed. The consideration for each of the acquisitions is as follows: Positive Response: reflects issuance of 1,836,773 shares of the Company's Common Stock, 211,146 of which were issued into escrow and may be payable under certain circumstances, valued at $25.9 million. Prestige: reflects issuance of 706,651 shares of the Company's Common Stock valued at $13.2 million and payment of approximately $4.2 million in cash. Suzanne Paul Holdings: reflects issuance of 81,228 shares of the Company's Common Stock valued at $1.5 million and a note payable of $2.8 million maturing on December 5, 1996. The Company satisfied a dividend payable to the former shareholders of Suzanne Paul in the amount of $4.6 million, which was funded by the Company with borrowings under the Company's revolving credit facility .

(7) Reflects borrowings under the Company's revolving credit facility required to fund the cash portion of the purchase price and related dividend payable in connection with the Prestige and Suzanne Paul acquisitions.

         (c)   Exhibits.
               --------

         2.1 Acquisition Agreement, dated of May 29, 1996, by and among National Media Corporation, Paul Meier, Susan Barnes and Prestige Marketing Holdings Limited.

         2.2 Acquisition Agreement, dated of May 30, 1996, by and among National Media Corporation, Paul Meier, Susan Barnes, Alan Meier and Tancot Pty Limited.

         23.1 Consent of Ernst & Young with respect to the financial statements of Prestige Marketing Limited.

         23.2 Consent of Ernst & Young with respect to the financial statements of Prestige Marketing International Limited.

         23.3 Consent of Ernst & Young with respect to the financial statements of Suzanne Paul Holdings Pty Limited Group.

         99.1 Employment Agreement, dated as of July 2, 1996, by and between Prestige Marketing Limited and Paul Meier.

         99.2 Employment Agreement, dated as of July 2, 1996, by and between Prestige Marketing Limited and Susan Barnes.

         99.3 Employment Agreement, dated as of July 3, 1996, by and between Suzanne Paul (Australia) Pty Limited and Alan Meier.

         99.4  Press release, dated July 8, 1996.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          NATIONAL MEDIA CORPORATION
                                          (Registrant)


Date: July 12, 1996                       By: /s/ James M. Gallagher
     --------------                          ----------------------------
                                             Name:  James M. Gallagher
                                             Title: Vice President and
                                                    Chief Financial Officer

                                 EXHIBIT INDEX
                                 -------------


Exhibit No.
- -----------

2.1 Acquisition Agreement, dated of May 29, 1996, by and among National Media Corporation, Paul Meier, Susan Barnes and Prestige Marketing Holdings Limited.

2.2 Acquisition Agreement, dated of May 30, 1996, by and among National Media Corporation, Paul Meier, Susan Barnes, Alan Meier and Tancot Pty Limited.

23.1 Consent of Ernst & Young with respect to the financial statements of Prestige Marketing Limited.

23.2 Consent of Ernst & Young with respect to the financial statements of Prestige Marketing International Limited.

23.3 Consent of Ernst & Young with respect to the financial statements of Suzanne Paul Holdings Pty Limited Group.

99.1 Employment Agreement, dated as of July 2, 1996, by and between Prestige Marketing Limited and Paul Meier.

99.2 Employment Agreement, dated as of July 2, 1996, by and between Prestige Marketing Limited and Susan Barnes.

99.3 Employment Agreement, dated as of July 3, 1996, by and between Suzanne Paul (Australia) Pty Limited and Alan Meier.

99.4      Press release, dated July 8, 1996.